UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2021

SIERRA BANCORP

(Exact name of registrant as specified in its charter)

California	000-33063	33-0937517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 North Main Street, Porterville, CA 93257
(Address of principal executive offices)	(Zip code)

(559) 782-4900

(Registrant’s telephone number including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BSRR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On January 28, 2021, Sierra Bancorp (the “Company”), entered into indemnification agreements with each of its non-employee directors – Morris A. Tharp, Susan M. Abundis, Albert L. Berra, Julie Castle, Vonn R. Christenson, Laurence S. Dutto, Robb Evans, James C. Holly, Lynda B. Scearcy and Gordon T. Woods.  – as well as with Kevin J. McPhaill, the Company’s President and Chief Executive Officer and Director; Christopher G. Treece, the Company’s Executive Vice President and Chief Financial Officer, Hugh Boyle, the Company’s Executive Vice President and Chief Credit Officer; James Gardunio, the Company’s Executive Vice President; Michael W. Olague, the Company’s Executive Vice President and Chief Banking Officer; Jennifer Johnson, the Company’s Executive Vice President and Chief Administrative Officer; and Matthew Macia, the Company’s Executive Vice President and Chief Risk Officer (each of the non-employee directors and executives, Messrs. Tharp, Berra, Christenson, Dutto, Evans, Holly, McPhaill, Woods, Treece, Boyle, Gardunio, Olague, and Macia and Mmes. Abundis, Castle, Scearcy, and Johnson are individually referred to herein as an “Indemnitee” and collectively referred to as “Indemnitees”).

The form indemnification agreement provides that the Indemnitees are entitled to indemnification from the Company for expenses, judgments, fines, penalties or amounts paid in settlement incurred in a proceeding against the Indemnitee by reason of their service as an officer or director of the Company, but only if the Indemnitee acted in good faith and in a manner reasonably believed to be in the best interests of the Company, and with respect to any criminal proceeding they had no reasonable cause to believe their conduct was unlawful; that the obligation for indemnification continues so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that Indemnitee served in any capacity referred to in the Indemnification Agreement; and that Indemnification is limited in certain situations as when required by law. Indemnitees are entitled as well to any broader indemnification protections provided by law or subsequently adopted through amended bylaws.

The foregoing summary of the terms of the Indemnification Agreements is qualified in its entirety by reference to the complete text of the Indemnification Agreements, and the form of such Indemnification Agreements is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Indemnification Agreements.

The summary of the terms of the Indemnification Agreements, as set forth above in Item 1.01, is incorporated by reference into this Item 5.02.  Such summary is qualified in its entirety by reference to the complete text of the Indemnification Agreements, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits. The information required to be furnished pursuant to this item is set forth in the Exhibit Index which appears below, immediately before the signatures.

EXHIBIT INDEX

Press release dated October 22, 2020
Exhibit No.	Description
10.1

Form of Indemnification Agreement entered into with each of the Company’s directors and executive officers, Messrs. Tharp, Berra, Christenson, Dutto, Evans, Holly, McPhaill, Woods, Treece, Boyle, Gardunio, Olague, and Macia and Mmes. Abundis, Castle, Scearcy, and Johnson.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Executive Vice President & Chief Financial Officer
Dated: January 29, 2021	SIERRA BANCORP By: /s/ Christopher G. Treece Christopher G. Treece Executive Vice President & Chief Financial Officer